Exhibit 99.1

SILVER LAKE TO TAKE ENDEAVOR PRIVATE

Endeavor Stockholders to Receive $27.50 Per Share in Cash, a 55% Premium Value to Unaffected Share Price

Special Committee of Endeavor’s Independent Directors Unanimously Recommended Approval of Transaction

Transaction at $13 Billion Equity Value and $25 Billion Consolidated Enterprise Value is Largest Private Equity Sponsor Take-Private in 10 Years and Largest Ever in Media & Entertainment Sector

BEVERLY HILLS and MENLO PARK – April 2, 2024 – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today announced that it has entered into a definitive agreement to be acquired by Silver Lake, the global leader in technology investing, in partnership with the Endeavor management team and additional anchor investors.

Under the terms of the agreement, Silver Lake will acquire 100% of the outstanding shares it does not already own, other than rolled interests. Endeavor stockholders will receive $27.50 per share in cash, representing a 55% premium to the unaffected share price of $17.72 per share at market close on October 25, 2023, the last full trading day prior to Endeavor’s announcement of its review of strategic alternatives, and a 39% premium to Endeavor’s unaffected 30-day VWAP.

With the significant premium being delivered to stockholders, Endeavor is being acquired at an equity value of $13 billion. Silver Lake believes that when consolidating all of TKO’s value into Endeavor, the combined total enterprise value of $25 billion will make this the largest private equity sponsor public-to-private investment transaction in over a decade, and the largest ever in the media and entertainment sector. On the unaffected date, the equity value was $8.2 billion, and the premium to be paid by Silver Lake represents $4.6 billion more equity value to all Endeavor stockholders.

Ariel Emanuel, CEO of Endeavor, said: “Since 2012, Endeavor’s strategic partnership with Silver Lake and Egon Durban have been central to our evolution into the global sports and entertainment leader we are today. We believe this transaction will maximize value for all of Endeavor’s public stockholders and are excited to continue to unlock and invest in the growth opportunities ahead as a private company.”

Egon Durban, Co-CEO and Managing Partner of Silver Lake, and Chairman of the Board of Endeavor, said: “Our unwavering belief in Ari and Patrick, together with Mark and other talented leaders at Endeavor, has never been stronger. This is a very special partnership. Together, we have built and grown Endeavor from $350 million in annual revenue when we first invested in 2012 to nearly $6 billion in consolidated revenue today. Now, Endeavor can take advantage of its unique core platform to meet the dynamic forces driving growth in content, sports, and live events with bold vision. Consistent with our mission and underscored by this commitment being among the largest in Silver Lake’s history, we are all in on working with the Endeavor team and our trusted anchor investors to create value by accelerating growth at scale.”

Patrick Whitesell, Executive Chairman of Endeavor, said: “With Silver Lake’s continued partnership and support, Endeavor is ideally positioned to capitalize on compelling trends in media and entertainment, where global content spending has reached more than $200 billion per year. In a business where the only constant is change, I know Endeavor will continue to lead the industry forward.”

Mark Shapiro, President and Chief Operating Officer of Endeavor, said: “Endeavor’s assets and capabilities across entertainment, sports, fashion, and music are unparalleled. This transaction further enhances our ability to deliver category-defining deals and iconic events and experiences for clients, partners, and fans around the world. Egon, Stephen, and the broader Silver Lake team have been and will continue to be phenomenal partners in Endeavor’s journey, and we look forward to the road ahead.”

Stephen Evans, Managing Director of Silver Lake and a Director of Endeavor, said: “The team at Silver Lake is proud of our longstanding partnership with Endeavor, marked by more than $3.5 billion of direct investment across six distinct transactions over 12 years. We are excited about what we can achieve together in this next phase, spearheaded by Endeavor’s visionary expertise across talent representation and content and ownership of truly special, marquee assets in sports.”

The transaction builds on multiple investments Silver Lake has made in Endeavor starting with Silver Lake’s initial investment in William Morris Endeavor in 2012 and continuing through Endeavor’s subsequent acquisition of IMG in 2014 and initial public offering in 2021. Silver Lake also supported Endeavor’s acquisition of UFC in 2016 and the merger of UFC and WWE, creating premium sports and entertainment company TKO Group Holdings, Inc. (NYSE: TKO) (“TKO”) in 2023.

TKO is not party to this transaction and will remain a publicly traded company that will continue to benefit from its connectivity to Endeavor’s expertise, relationships, and significant capabilities.

TRANSACTION DETAILS

The premium value delivered by the transaction to Endeavor stockholders is substantially higher than the median premium in the low-to-mid-30% range paid in private equity sponsor take-privates larger than $10 billion in enterprise value over the last five years in the technology, media, entertainment, and telecommunications sector.

The consummation of the transaction is not subject to any financing condition. The transaction will be financed through a combination of new and reinvested equity from Silver Lake and additional capital anchored by Mubadala Investment Company, DFO Management, LLC, Lexington Partners, and funds managed by Goldman Sachs Asset Management; equity rolled over by members of the Endeavor management team including Emanuel, Whitesell, and Shapiro; and new debt financing fully committed by Goldman Sachs, USA, JP Morgan, N.A., Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Barclays PLC, Deutsche Bank AG New York, and Royal Bank Canada.

Consistent with Endeavor’s announcement on October 25, 2023 of the initiation of a formal review to evaluate strategic alternatives, and Silver Lake’s public response that it was working toward a proposal to take Endeavor private, Endeavor proceeded to form a Special Committee of independent directors to review and consider any proposal that might materialize in connection with the strategic review.

The Special Committee reviewed, negotiated, unanimously approved, and recommended approval by Endeavor’s Executive Committee of the proposed transaction. Following formal approval by Endeavor’s Executive Committee, the definitive agreement was signed, and the transaction was approved by the written consent of stockholders representing a majority of the outstanding voting interests of the Company.

The transaction is subject to the satisfaction of customary closing conditions and required regulatory approvals. No other stockholder approval is required. The transaction is expected to close by the end of the first quarter of 2025. Upon completion of the transaction, Endeavor’s common stock will no longer be listed on any public market.

Further information regarding terms and conditions contained in the definitive transaction agreements will be made available in Endeavor’s Current Report on Form 8-K, which will be filed in connection with this transaction.

Advisors

BDT & MSD Partners acted as lead financial advisor to Silver Lake. Goldman Sachs & Co. LLC, JP Morgan, Morgan Stanley & Co. LLC, BofA Securities, Barclays, Deutsche Bank Securities Inc., and RBC Capital acted as lead financing arrangers and lead financial advisors to Silver Lake. KKR Capital Markets acted as global financing advisor to Silver Lake. The Raine Group is also acting as financial advisor. Simpson Thacher & Bartlett LLP and Kirkland & Ellis LLP acted as Silver Lake’s legal advisors.

Latham & Watkins LLP acted as legal advisor to Endeavor.

Centerview Partners LLC acted as independent financial advisor to the Special Committee and Cravath, Swaine & Moore LLP acted as independent legal advisor to the Special Committee.

Debevoise & Plimpton LLP acted as legal advisor to Emanuel. Freshfields Bruckhaus Deringer LLP acted as legal advisor to Whitesell. Akin Gump Strauss Hauer & Feld LLP acted as legal advisor to Shapiro.

About Endeavor

Endeavor (NYSE: EDR) is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events, and experiences. The Endeavor network specializes in talent representation through entertainment agency WME; sports operations and advisory, event management, media production and distribution, and brand licensing through IMG; live event experiences and hospitality through On Location; full-service marketing through global cultural marketing agency 160over90; and sports data and technology through OpenBet. Endeavor is also the majority owner of TKO Group Holdings (NYSE: TKO), a premium sports and entertainment company comprising UFC and WWE.

About Silver Lake

Silver Lake is a global technology investment firm, with approximately $102 billion in combined assets under management and committed capital and a team of professionals based in North America, Europe and Asia. Silver Lake’s portfolio companies collectively generate nearly $258 billion of revenue annually and employ approximately 517,000 people globally.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the potential transaction between Endeavor and Silver Lake, including, without limitations, statements regarding the expected impacts and benefits of the potential transaction, timing of the transaction closing, and future opportunities and expected performance. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “outlook”, “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Endeavor’s management have based these forward-looking statements largely on their current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the transaction will not be consummated; the possibility that any or all of the various conditions to the consummation of the transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed transaction on Endeavor’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts current plans and operations of Endeavor and potential difficulties in Endeavor’s employee retention as a result of the proposed transaction; there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; the transaction may result in the diversion of management’s time and attention to issues relating to the transaction; there may be significant transaction costs in connection with the transaction; unfavorable outcome of legal proceedings that may be instituted against Endeavor and Silver Lake following the announcement of the transaction; and the risk that Endeavor’s stock price may decline significantly if the proposed transaction is not consummated. In addition, a number of important factors could cause Endeavor’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in its other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov, Endeavor’s investor relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Website Disclosure

Investors and others should note that Endeavor announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its Investor Relations site at investor.endeavorco.com. Endeavor may also use its website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

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ENDEAVOR CONTACTS

Investors:

investor@endeavorco.com

Media:

Maura McGreevy

press@endeavorco.com

Brunswick Group

endeavor@brunswickgroup.com

SILVER LAKE CONTACTS

Media:

Matt Benson/Ginger Li

mediainquiries@silverlake.com

Edelman Smithfield

Jennifer.Stroud@edelmansmithfield.com